Exhibit 10.2

AMENDMENT NO. 5 AGREEMENT

This Amendment No. 5 Agreement dated as of August 31, 2018 (this “Amendment”) between ____________ (the “Holder”) and DPW Holdings, Inc., a Delaware corporation (the “Company”), relates to the Security Agreement (as defined below) entered into by and among the foregoing parties as well as the subsidiaries of the Company signatory thereto (collectively, the “Guarantors”) as well as certain other agreements entered into by the parties as described below.

Recitals

A.	The Company, the Guarantors and the Holder have executed the Security Agreement dated as of May 15, 2018 (the “Security Agreement”) entered into in connection with the execution by the Company and the Holder of the Securities Purchase Agreement (the “SPA”) dated of even date therewith.

B.	The Company and the Guarantors have executed the Subsidiary Guarantee dated as of May 15, 2018 (the “Guarantee”) entered into in connection with the SPA.

C.	The Company and the Holder have executed the Intellectual Property Security Agreement dated as of May 15, 2018 (the “IP Agreement”) entered into in connection with the SPA.

D.	The Company, Super Crypto Mining, Inc. (“SCM” and with the Guarantors, the “Subsidiaries”) and the Holder have executed the Security and Pledge Agreement dated as of May 15, 2018 (the “S&P Agreement” and with the Security Agreement, the Guarantee and the IP Agreement, the “Subject Agreements”) entered into in connection with the SPA.

E.	The Holder, the Company and the Subsidiaries desire to amend the Subject Agreements as set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Definitions. Other than as provided in this Amendment, capitalized terms used but not defined in this Amendment shall have the meaning given to them in the SPA.

2.	Amendments to the Subject Agreements. Each reference to the “Note” in any of the Subject Agreements shall be amended to mean not only (a) the Senior Secured Convertible Promissory Note, dated May 15, 2018, sold by the Company to the Holder pursuant to the SPA and (b) the Senior Secured Convertible Promissory Note, dated July 2, 2018, sold by the Company to the Holder pursuant to the Securities Purchase Agreement dated of even date therewith, as such notes may be amended from time to time, but also (c) the Senior Secured Convertible Promissory Note, dated August 31, 2018, to be sold by the Company to the Holder pursuant to the Securities Purchase Agreement dated of even date therewith.

3.       Representations and Warranties. When the Company and each of the Subsidiaries signs this Amendment, the Company and each of the Subsidiaries represents and warrants to the Holder that: (a) this Amendment is within the Company’s and the Subsidiaries’ powers, has been duly authorized, does not conflict with any of the Company’s and the Subsidiaries’ organizational documents and is the legal, valid and binding obligation of the Company and the Subsidiaries enforceable against each of them in accordance with its terms, and (b) that the person or persons executing this Amendment on behalf of the Company and the Subsidiaries are duly appointed officers or other representatives of the Company and the Subsidiaries, respectively, with authority to execute and deliver this Amendment on behalf of the Company and the Subsidiaries.

4.       Conditions. This Amendment will be effective when each of the following conditions shall have been satisfied, as determined by the Holder in its sole discretion and the Holder shall have accepted this Amendment (notice of which acceptance is hereby waived by the Company).

a.	The Holder has received evidence that the execution, delivery and performance by the Company of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

b.	This Amendment has been executed by the Company, the Subsidiaries and the Holder.

5.       Effect of Amendment; References.

a.	Except as expressly amended hereby, all of the terms and conditions of the Subject Agreements shall remain unchanged and in full force and effect and the Company and each of the Subsidiaries hereby reaffirms its obligations under the Subject Agreements to which it is a party as amended by this Amendment, without defense, right of set off or recoupment, claim or counterclaim of any kind or nature (and to the extent there exists any such defense, right of set off or recoupment, claim or counterclaim on the date hereof, the same is hereby forever released, discharged and waived by the Company and the Subsidiaries). The Company and each of the Subsidiaries hereby reaffirms as of the date hereof its representations and warranties under each Subject Agreement and each Transaction Document (as defined in the SPA) to which it is a party.

b.	This Amendment (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the Subject Agreements or the other Transaction Documents, (ii) is not intended to be nor shall it be construed to create, a novation or an accord and satisfaction of any obligation or liability of the Company or the Subsidiaries under the Subject Agreements or the other Transaction Documents, and (iii) shall not prejudice or be deemed to prejudice any rights or remedies the Holder may now have or may in the future have under or in connection with the Subject Agreements or the other Transaction Documents.

c.	All references in any Transaction Document to any other Transaction Document amended hereby shall be deemed to be a reference to such Transaction Document as amended by this Amendment.

6.            Miscellaneous.

a.	This Amendment shall be governed by and construed in accordance with the laws of the state provided in the SPA.

b.	This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart thereof.

c.	Further Assurances. The Company and each of the Subsidiaries, at their own expense and at any time from time to time, upon the written request of the Holder, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Holder reasonably may request for the purposes of obtaining or preserving the full benefits of each of the Subject Agreements and of the rights and powers therein granted.

d.	Each of the Company and the Subsidiaries hereby authorizes the Holder to file one or more financing statements under the UCC, including any UCC-1 or UCC-3 financing statement, with the proper filing and recording agencies in any jurisdiction reasonably deemed proper by it in order to perfect its security interest under the Subject Agreements, as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized representatives on the date first written above.

DPW HOLDINGS, INC.

By:	By:
Name: Milton C. Ault III		Name:
Title: Chief Executive Officer		Title:

Facsimile No. for delivery of Notices:	Facsimile No. for delivery of Notices:

SUPER CRYPTO MINING, INC.		COOLISYS TECHNOLOGIES, INC.

By:		By:
Name:	Darren Magot	Name:	Amos Kohn
Title:	Chief Executive Officer	Title:	Chief Executive Officer

FLEXISPHERE ACQUISITION CORP.

By:
		Name:	Milton C. Ault III
		Title:	Chief Executive Officer

DIGITAL POWER CORPORATION

By:
		Name:	Amos Kohn
		Title:	Chief Executive Officer

EXCELO, LLC

By:
Name:	Kevin Martino
Title:	Managing Partner

DIGITAL POWER LENDING, LLC

By:
Name:	William Corbett
Title:	Manager

POWER-PLUS TECHNICAL DISTRIBUTORS, LLC

By:
Name:	Amos Kohn
Title:	Manager